UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PARATEK PHARMACEUTICALS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

This Schedule 14A filing consists of communications from Paratek Pharmaceuticals, Inc., a Delaware corporation (the “Company”), to the Company’s stockholders relating to the Agreement and Plan of Merger, dated June 6, 2023, by and among the Company, Resistance Acquisition, Inc., a Delaware corporation (“Parent”) and Resistance Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (the “Merger Agreement”).

The following pre-recorded voice message was first received by stockholders of the Company on or about August 16, 2023. Below is a transcript of the voice message:

Hi, this is Evan Loh, CEO of Paratek Pharmaceuticals. I am calling regarding your investment in Paratek and to request your support of the proposed transaction with Gurnet Point Capital and Novo Holdings. The definitive merger agreement provides for Paratek stockholders to receive both an immediate cash payment of $2.15 per share plus a per share contingent value right of $0.85 per share if a NUZYRA commercial milestone is met. At this time, records indicate that your shares are unvoted in connection with the special stockholder meeting scheduled for September 18th. If you do not vote, it has the same effect as voting against the transaction. To vote your shares over the phone please call our solicitation firm, Morrow Sodali, at 1-800-662-5200. Thank you again for your continued support of Paratek Pharmaceuticals.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposed acquisition of the Company by Merger Sub. This communication does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, the Company has filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) on August 2, 2023 (the “Proxy Statement”). The Company mailed or otherwise provided the definitive proxy statement to its stockholders in connection with the proposed transaction on or about August 2, 2023. The Company and affiliates of the Company have jointly filed a transaction statement on Schedule 13e-3 (the “Schedule 13e-3”). The Company may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document that may be filed by the Company with the SEC.

BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE SCHEDULE 13E-3 IN THEIR ENTIRETY AND ANY OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at a stockholder meeting of the Company to approve the proposed transaction or related matters, or other responses in relation to the proposed transaction, should be made only on the basis of the information contained in the Proxy Statement. Stockholders may obtain a free copy of the Proxy Statement, the Schedule 13e-3 and other documents the Company files with the SEC (when available) through the website maintained by the SEC at www.sec.gov. The Company makes available free of charge on its investor relations website at www.paratekpharma.com/investor-relations copies of materials it files with, or furnishes to, the SEC.

The proposed transaction will be implemented solely pursuant to the Agreement and Plan of Merger, dated as of June 6, 2023, among the Company, Merger Sub and Resistance Acquisition, Inc., which contains the full terms and conditions of the proposed transaction.